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                                                                 Exhibit 10.4

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

                                     PARTIES

     The parties to this Agreement of Settlement and General Release (hereinafter referred to as "Agreement") are TIG Insurance Company (referred to herein as "TIG") and Bikers Dream, Inc. ("BDI") and William and Sandra Gresher (collectively the "Insureds"). TIG, (as defined above) and the Insureds (as defined above) are collectively referred to herein as "the parties." This Agreement is binding upon and shall enure to the benefit of the parties hereto and to their respective predecessors-in-interest, successors-in-interest and all of their past and present officers, directors, employees, agents, representatives, employers, insurers, attorneys, accountants, advisors, partners, partnerships, divisions, subsidiaries, affiliates, including but not limited to K&K Insurance Group, shareholders, joint venturers, commonly controlled corporations, ventures, projects, trusts, other entities, heirs, successors-in-interest, predecessors-in-interest, legatees and assigns, except as to Jeffrey Simons, Michel, Hartman and Fackler and Peter Johnson.

                                    RECITALS

1.   This Agreement is made with reference to the following facts:

          1.1 Certain disputes have arisen between the parties hereto including but not limited to disputes concerning the availability of insurance coverage for claims asserted against the Insureds in that certain civil action filed in the Superior Court of the State of California, County of Sacramento, bearing Case No. 98AS04185 entitled (in short form) James Kinnicutt,




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et al. v. Bikers Dream, Inc., et al. (referred to as the "Action") under liability insurance policies issued by TIG to BDI bearing policy Nos. T70003750250500 and T70003750250800 for the policy period December 31, 1996 to
December 31, 1997 (referred to herein as the "TIG Policies").

          1.2 The Insureds hereto have entered into an agreement with plaintiffs in the Action for the dismissal of the Action with prejudice as to all parties pursuant to the terms, conditions and provisions of the executed settlement memorandum attached hereto as Exhibit "A" ("Settlement Memorandum") which is incorporated into this Agreement by this reference.

          1.3 It is the intention of the parties hereto (as specified in paragraphs 2.1 and 2.2 below) to settle and dispose of, fully and completely and forever, any and all known or unknown claims for relief, causes of action and demands between the parties based upon acts or omissions occurring or not occurring or alleged to have occurred prior to the parties' execution of this Agreement in connection with or incidental to coverage, or lack of coverage, for the claims asserted in the Action against the Insureds, or any of them, under the TIG Policies. As part of this settlement, BDI shall execute a promissory note in the form attached hereto as Exhibit "B" (which is incorporated into this Agreement by this reference) in connection with BDI's obligation to repay TIG for the amount paid by TIG for the balance of the SBA Loan to plaintiffs in the Action pursuant to paragraph 1 of the Settlement Memorandum ("Loan Balance"). BDI agrees to repay TIG for the Loan Balance by making monthly payments of $2,000 to TIG until the amount of the Loan Balance has been fully repaid. Each of the foregoing monthly payments by BDI to TIG shall reference Claim No. A98165684 and "Bikers Dream, Inc." and shall be mailed to TIG Insurance Company, Accounts Payable Department, 5205 North O'Connor Boulevard, Irving, Texas 75039.




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Nothing in this Agreement in any way modifies, alters, waives, discharges or releases the obligations of the parties hereto under the Settlement Memorandum, including but not limited to, TIG's obligation to pay the Settlement Amount and the Loan Balance referred to in the Settlement Memorandum (subject to the provisions of paragraph 1.3 of this Agreement). This Agreement pertains only to the resolution and settlement of the Action and disputes between the parties regarding insurance coverage under the TIG Policies in connection with the Action and in no way pertains to any other insurance policies issued by TIG to the Insureds, or any of them, or any and all claims for relief, causes of action or demands that exist or may exist in the future between the parties as to other disputes, matters and/or insurance policies.


                                 GENERAL RELEASE

     2. In consideration of the Mutual General Release as contained herein, including but not limited to TIG's payment of the Settlement Amount and Loan Balance (subject to the provisions of paragraph 1.3 of this Agreement) and for other good and valuable consideration expressly described herein, the receipt of which is acknowledged by each party hereto, the parties promise, agree and generally release as follows:

          2.1 TIG hereby releases Bikers Dream, Inc., William and Sandra Gresher and all of their past and present officers, directors, agents, employees, representatives, employers, attorneys, accountants, advisors, partners, associates, partnerships, divisions, subsidiaries, affiliates, trusts, assigns, heirs, legatees, successors-in-interest, predecessors-in-interest, shareholders, joint venturers, commonly controlled corporations, ventures, projects, and any other affiliated entities, absolutely and forever from all manner of accounts, actions, suits, liens, debts, dues, damages, claims, causes of action, claims for relief, claims for bad



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faith, recoupment, obligations, agreements, judgments, costs, contracts, promises, expenses, bonds, bills, trespasses and demands of every nature whatsoever in law, equity, whether known or unknown, whether suspected or unsuspected, which TIG ever had or now has or hereafter may or can have against the Insureds and any or all of the above-defined persons and entities based upon acts or omissions prior to the effective date of this Agreement regarding insurance coverage under the TIG Policies for the claims asserted against the Insureds in the Action, except that none of the foregoing releases apply to Jeffrey Simons or Bikers Dream, Inc.'s obligation to repay the Loan Balance to TIG as referred to in paragraph 1.3 of this Agreement. The foregoing releases pertain solely to disputes between the parties regarding insurance coverage under the TIG Policies in connection with the Action and in no way pertain to any other insurance policies issued by TIG to the Insureds, or any of them, or any and all claims for relief, causes of action or demands that exist or may exist in the future between the parties as to other disputes, matters and/or insurance policies.

          2.2 Bikers Dream, Inc. and William and Sandra Gresher hereby release TIG and all of its past and present officers, directors, agents, employees, representatives, employers, insurers, reinsurers, attorneys, accountants, advisors, partners, associates, partnerships, divisions, subsidiaries, affiliates, trusts, assigns, heirs, legatees, successors-in-interest, predecessors-in-interest, shareholders, joint ventures, commonly controlled corporations, ventures, projects, and any other affiliated entities, including but not limited to K&K Insurance Group, Inc. and its employees, agents and representatives, absolutely and forever from all manner of accounts, actions, suits, liens, debts, dues, damages, claims, causes of action, claims for relief, claims for bad faith, recoupments, obligations, agreements, judgments, costs, contracts, promises, expenses, bonds, bills, trespasses and demands of every




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nature whatsoever in law, equity, whether known or unknown, whether suspected or unsuspected, which the Insureds ever had now have or hereafter may or can have against TIG and any or all of the above-defined persons and entities based upon acts or omissions prior to the effective date of this Agreement regarding insurance coverage under the TIG Policies for the claims asserted against the Insureds in the Action, except that none of the foregoing releases apply to Michel, Hartman & Fackler and Peter Johnson nor TIG's payment of certain attorney fees incurred for Gresher's defense of the Action after May 23, 2000 and referred to in the May 25, 2000 letter from counsel for TIG to counsel for William Gresher nor TIG's obligation to pay the Settlement Amount and the Loan Balance referred to in the Settlement Memorandum (subject to the provisions of paragraph 1.3 of this Agreement). The foregoing releases pertain solely to the disputes between the parties regarding insurance coverage under the TIG Policies in connection with the Action and in no way pertain to any other insurance policies issued by TIG to the Insureds, or any of them, or any and all claims for relief, causes of action or demands that exist or may exist in the future between the parties as to other disputes, matters and/or insurance policies.

          2.3 EACH PARTY TO THIS AGREEMENT SPECIFICALLY WAIVES THE BENEFIT OF THE PROVISIONS OF SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA AND SIMILAR LAWS OF ALL OTHER STATES, TERRITORIES OF THE UNITED STATES AND OTHER JURISDICTIONS. SECTION 1542 OF THE CALIFORNIA CIVIL CODE PROVIDES:

                 "A general release does not extend to claims which the
                  creditor does not know or suspect to exist in his favor at the time of




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                  executing the release, which if known by him must have
                  materially affected his settlement with the debtor."



                         REPRESENTATIONS AND WARRANTIES

     3. Each of the parties to this Agreement represents and warrants to the other as follows:

          3.1 Each party has received independent legal advice from their attorneys with respect to the advisability of executing this Agreement, the meaning of California Civil Code ss. 1542 and the effect of the waiver of ss. 1542 provided for by this Agreement.

          3.2 No party hereto (nor any officer, agent, partner, employee, representative or attorney for or of any party) has made any statement or representation to any other party regarding any fact relied upon in entering into this Agreement and each party specifically states herein that it does not rely upon any statement, representation or promise of any other party not contained herein (or any officer, agent, partner, employee, representative or attorney for any other party), in executing this Agreement or making the settlement provided for herein.

          3.3 Each party to this Agreement has made such investigation of the facts pertaining to this Agreement and all the matters pertaining thereto as it has independently deemed necessary and appropriate.

          3.4 Each party or responsible officer, director or partner thereof has read this Agreement and understands the contents hereof. Each of the representatives,




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officers, directors or partners executing this Agreement on behalf of their respective corporation, trust, partnership or entity is empowered to do so and thereby irrevocably binds such respective corporation, trust, partnership or entity.

          3.5 The parties hereto understand and acknowledge that they may discover facts different from, or in addition to, those which they now know or believe to be true with respect to the subject matters encompassed by this Agreement, and agree that this Agreement shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts. Should any party hereto subsequently discover that any fact relied upon in entering into this Agreement was untrue, or that any fact was concealed, or that an understanding of the facts or law was incorrect, it shall not be entitled to any relief as a result thereof, and the parties hereto surrender any right they may have now or in the future to rescind this Agreement on any ground. This Agreement is intended to be, and is, final and binding regardless of any claim of misrepresentation, promise made without the intention to perform, concealment of fact, mistake of law or fact, or any other circumstance whatsoever.

          3.6 The parties hereto hereby warrant and represent to each other that there has been no assignment, encumbrance, hypothecation or other complete or partial transfer of all or any part of any interest in any claim, right, act, damage, demand, debt, liability, note, accounting, reckoning, obligation, cost, right of action, claim for relief or cause of action released herein, and further warrant and represent to each other that they are legally authorized and entitled to settle and release every claim, right, act, damage, debt, demand, liability, note, accounting, reckoning, obligation, cost, right of action, claim for relief or cause of action herein referred to and released and to give a valid, full and final acquittance therefor and each party shall indemnify the other, and hold them harmless from all damages, costs and fees



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arising out of any breach of the representations or warranties contained in this paragraph.

          3.7 No difference, dispute or disagreement between the parties to this release arising on or subsequent to the date hereof shall in any way affect the finality of this Agreement and/or the releases provided for herein.

          3.8 Each term of this Agreement is contractual and not merely a recital.

          3.9 This Agreement, and all of the terms, conditions and provisions contained herein are enforceable pursuant to CCPss.664.6 in the Los Angeles County Superior Court.

          3.10 No party hereto intends to reserve any claim for relief, cause of action, claim or demand it has or may have against the other party from the scope of this Agreement related to or connected with disputes regarding insurance coverage under the TIG Policies for the Action ("covered claim"). The fact that a particular type of claim is not expressly set forth herein is not intended to be nor shall it be construed to be an intent by any party to reserve any covered claim against any person or entity regarding disputes between the parties over insurance coverage under the TIG Policies in connection with the Action, except that none of the foregoing applies to Jeffrey Simons, Michel, Hartman & Fackler and Peter Johnson.

                              NO ADMISSION OF FAULT

     4. This Agreement includes the settlement of all claims asserted, or that could have been asserted by TIG against the Insureds regarding insurance coverage disputes pertaining to the Action, which are denied by the Insureds and all claims asserted, or that could have been asserted by the Insureds against TIG regarding insurance coverage disputes pertaining to the Action, which are denied by TIG, and nothing contained herein shall be construed as an express or implied admission of any kind by any party hereto of any responsibility, fault or




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liability of any kind to any other party. Each of the parties hereto denies any such liability in connection with any potential claim and intends hereby solely to avoid the annoyance and expense of additional litigation.


                            ENFORCEMENT OF AGREEMENT

     5. In any proceeding, suit or action brought to enforce any term, condition, warranty or representation of this Agreement and/or because of any breach thereof and/or arising out of this Agreement, the prevailing party or parties shall be entitled to recover from the other party or parties, their costs of suit and reasonable attorney fees incurred in connection with said proceeding, suit or action in addition to any and all other available relief.


                                     GENERAL

     6. General Provisions.

          6.1 This Agreement shall in all respects be interpreted, enforced and governed by and under the laws of the State of California applicable to instruments, persons, transactions and subject matter which have legal context and relationship solely within the State of California. The language of this Agreement and all other documents referred to herein shall be construed as a whole according to its fair meaning. Venue and jurisdiction with respect to any acts arising under or in relation to this Agreement shall be exclusively within the Los Angeles Superior Court, Central District, State of California.

          6.2 This Agreement is the entire agreement between the parties with respect




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to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, if any, which are hereby merged into this Agreement. This Agreement may not be amended orally in any way and may be amended only by an agreement in writing and signed by all parties thereto. No provision of this Agreement shall be modified or construed by any practice that is inconsistent with any such provision, and failure by any party to comply with any such provision or to require any other party to comply with any provision shall not affect the rights of either to thereafter require the other party to comply with that or any other provision.

          6.3 Each party has participated in, cooperated in or contributed to the drafting and preparation of this Agreement. In any construction to be made of this Agreement, the same shall not be construed for or against any party, but shall be construed fairly according to its plain meaning.

          6.4 This Agreement may be executed in counterparts and when each party has signed and delivered at least one counterpart, each counterpart shall be deemed an original and, when taken together with other signed counterparts, shall constitute one agreement which shall be binding and effective as to all parties thereto.

          6.5 Each party shall pay their own legal fees, costs and other expenses relating to the litigation of the Action and disputes regarding insurance coverage for the Action under the TIG Policies except as provided in paragraph 5 of this Agreement, and except as to TIG's payment of certain attorney fees incurred for Gresher's defense of the Action after May 23, 2000 and referred to in the May 25, 2000 letter from counsel for TIG to counsel for Gresher.

          6.6 This Agreement shall be effective on the date signed by all parties and if




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those signatures are on different dates, the effective date shall be the date upon which the last signatory signed the Agreement.

          6.7 This Agreement constitutes eleven (11) pages and two (2) exhibits in addition thereto.


          6.8 Each party or responsible officer or partner or other person signing on behalf of any person or entity has read this entire agreement and understands the contents.


DATED:              , 2000             TIG INSURANCE COMPANY
        ------------


                                By:
                                       -----------------------------------------
                                       Its Authorized Representative with
                                       Binding Irrevocable Settlement
                                       Authority


DATED:              , 2000             BIKERS DREAM, INC.
        ------------



                                By:
                                       -----------------------------------------
                                       Its Authorized Representative with
                                       Binding Irrevocable Settlement
                                       Authority


DATED:               , 2000
        -------------                  -----------------------------------------
                                       WILLIAM GRESHER



DATED:               , 2000
        -------------                  -----------------------------------------
                                       SANDRA GRESHER